Exhibit 99.1

Media Contact	February 5, 2016
Casey Lassiter, 205-410-2777
casey.lassiter@healthsouth.com

Investor Relations Contact
Crissy Carlisle, 205-970-5860
crissy.carlisle@healthsouth.com
HealthSouth Announces Launch of Exchange Offers for Its Outstanding Unregistered
5.75% Senior Notes due 2024 and 5.75% Senior Notes due 2025

BIRMINGHAM, Ala. - HealthSouth Corporation (NYSE: HLS) today announced it has launched offers to exchange (i) $350,000,000 aggregate principal amount of its outstanding unregistered 5.75% Senior Notes due 2024 (the “Outstanding 2024 Notes”) and the related subsidiary guarantees for a like amount of its new 5.75% Senior Notes due 2024 (the “New 2024 Notes”) and the related subsidiary guarantees that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) $350,000,000 aggregate principal amount of its outstanding unregistered 5.75% Senior Notes due 2025 (the “Outstanding 2025 Notes” and, together with the Outstanding 2024 Notes, the “Outstanding Notes”) and the related subsidiary guarantees for a like amount of its new 5.75% Senior Notes due 2025 (the “New 2025 Notes” and, together with the New 2024 Notes, the “New Notes”) and the related subsidiary guarantees that have been registered under the Securities Act. The exchange offers will expire at 5:00 p.m. (New York City time) on March 7, 2016, unless extended.
The New Notes are substantially identical to the Outstanding Notes, except that the New Notes will be registered under the Securities Act and will not be subject to the transfer restrictions and certain registration rights agreement provisions applicable to the Outstanding Notes. The Outstanding 2024 Notes and the Outstanding 2025 Notes that are subject to the exchange offers were originally sold in private placements to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S, which were completed on August 7, 2015 and September 16, 2015, respectively, in connection with the Company’s acquisition of the operations of Reliant Hospital Partners, LLC on Oct. 1, 2015.
Documents describing the terms of the exchange offers, including the prospectus and transmittal materials for making tenders, may be obtained from the exchange agent, Wells Fargo Bank, National Association via registered or certified mail at Wells Fargo Bank, N.A., Corporate Trust Operations, MAC N9303-121, P.O. Box 1517, Minneapolis, MN 55480-1517, or via facsimile (Eligible Institutions only) at (612) 667-6282, Attention Bondholder Communications.

This press release is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell securities. The exchange offers are being made only pursuant to the prospectus, including any supplements thereto, and related transmittal materials and only to such persons and in such jurisdictions as is permitted under applicable law.
About HealthSouth
HealthSouth is one of the nation’s largest providers of post-acute healthcare services, offering both facility-based and home-based post-acute services in 34 states and Puerto Rico through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies. HealthSouth can be found on the web at www.healthsouth.com.
Forward-Looking Statements
Statements contained in this press release which are not historical facts, such as those relating to the likelihood, timing and effects of the exchange offers, are forward-looking statements. In addition, HealthSouth may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. HealthSouth's actual results or events may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results or events to differ materially from those anticipated include, but are not limited to, the regulatory review and approval process, any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings that may be brought by or against the Company; changes in the regulation of the healthcare industry at either or both of the federal and state levels; competitive pressures in the healthcare industry and HealthSouth’s response thereto; the hospital’s ability to maintain proper local, state and federal licensing; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth's information systems; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth’s services by governmental or private payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in HealthSouth’s SEC filings and other public announcements, including HealthSouth's Form 10-K for the year ended December 31, 2014 and Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015.

###